PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

THIRD QUARTER 2015

SUPPLEMENTAL FINANCIAL DATA

CITI LAKES A PREFERRED APARTMENT COMMUNITY

Orlando, FL

Third Quarter 2015

Table of Contents

Company Profile	3
Financial Summary of the Third Quarter 2015	4
2015 Guidance	4
Highlights of the Third Quarter 2015 and Subsequent Events	4
Consolidated Statements of Operations	6
Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	7
Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	8
Consolidated Balance Sheets	9
Consolidated Statements of Cash Flows	10
Real Estate Loan Portfolio	11
Multifamily Communities	12
Capital Expenditures	13
Retail Portfolio, Multifamily Same Store Financial Data	14
Definitions of Non-GAAP Measures	16

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Preferred Apartment Communities, Inc.                                  Page 2
Supplemental Financial Data

Third Quarter 2015

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored shopping centers, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At September 30, 2015, the Company was the approximate 98.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2014 that was filed with the Securities and Exchange Commission, or SEC, on March 16, 2015, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 16, 2015 and from time to time with the SEC.

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Preferred Apartment Communities, Inc.                                  Page 3
Supplemental Financial Data

Third Quarter 2015

Financial Summary of the Third Quarter 2015

(See Definitions of Non-GAAP Measures on page 16)

	Three months ended:		Change inc (dec):
	9/30/2015	9/30/2014	Amount	Percentage

Revenues	$29,955,693	$13,182,660	$16,773,033	127.2%

FFO	$3,677,872	$(1,964,044)	$5,641,916	—%

FFO per share (1)	$0.16	$(0.11)	$0.27	—%

Acquisition costs and other adjustments	3,454,237	6,500,056	$(3,045,819)	(46.9)%

NFFO	$7,132,109	$4,536,012	$2,596,097	57.2%

NFFO per share (1)	$0.32	$0.26	$0.06	23.1%

AFFO (plus preferred dividends)	$10,147,659	$5,790,299	$4,357,360	75.3%
Preferred dividends	(5,114,126)	(1,903,517)
AFFO	$5,033,533	$3,886,782	$1,146,751	29.5%

AFFO per share (1)	$0.22	$0.22	$—	—%

Dividends per share of Common Stock	$0.18	$0.16	$0.02	12.5%

Cash flow from operations	$9,889,885	$(575,275)	$10,465,160	—%

Total assets	$1,104,840,196	$688,340,520	$416,499,676	60.5%
Weighted average shares of Common Stock
and Units outstanding	22,570,223	17,709,102

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 16.

2015 Guidance: (1)

NFFO Guidance - We currently project NFFO to be in the range of $1.14 - $1.16 per share for the full year 2015.

Highlights of the Third Quarter 2015 and Subsequent Events

•
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, was $7,132,109, or $0.32 per share for the third quarter 2015, an increase of 23% on a per share basis from our NFFO result of $4,536,012, or $0.26 per share for the third quarter 2014.

•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $5,033,533, or $0.22 per share for the third quarter 2015, compared to our AFFO result of $3,886,782, or $0.22 per share for the third quarter 2014. AFFO is calculated after deductions for all preferred dividends.

•
As of September 30, 2015, our total assets were approximately $1.1 billion, an increase of approximately $416.5 million, or 61% compared to our total assets of approximately $688.3 million at September 30, 2014.

•	Total revenues for the third quarter 2015 were approximately $30.0 million, an increase of approximately $16.8 million, or 127%, compared to approximately $13.2 million for the third quarter 2014.

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Preferred Apartment Communities, Inc.                                  Page 4
Supplemental Financial Data

Third Quarter 2015

•	Cash flow from operations for the third quarter 2015 was approximately $9.9 million, an increase of approximately $10.5 million, compared to approximately $(0.6) million for the third quarter 2014.

•
Our Common Stock dividend of $0.18 per share for the third quarter 2015 represents a growth rate of 12.5% from our third quarter 2014 dividend of $0.16 per share and a growth rate of approximately 9.9% on an annualized basis since June 30, 2011, the first quarter end following our initial public offering in April 2011.

•	At September 30, 2015, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was 55.6%.

•	For the third quarter 2015, our average occupancy was 96.0%. As of September 30, 2015, our retail portfolio was 94.1% leased.

•
For the third quarter 2015, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 57.0% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 80.8%. (2)

•
For the third quarter 2015, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 41.8% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 50.4%. (2)

•	Our same store net operating income grew approximately 6.3% for the third quarter 2015 from the third quarter 2014.

•
During July 2015, we converted two existing bridge loans to real estate loans aggregating up to approximately $66.0 million, to partially finance planned multifamily community projects located in Tampa, Florida and Irvine, California. The loans pay current monthly interest of 8.5% per annum and accrue deferred interest at 6% and 7.5% per annum, respectively.

•
On August 14, 2015, we originated a real estate loan of up to approximately $6.6 million to partially finance a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market. The loan pays current monthly interest of 12.0% per annum. On October 7, 2015, the commitment amount was increased to $11,571,307.

•
During the third quarter 2015, we acquired two multifamily communities comprising an aggregate of 741 units, located in San Antonio, Texas and Orlando, Florida, and two grocery-anchored shopping centers comprising an aggregate of approximately 260,000 square feet of gross leasable area in the Dallas, Texas and Atlanta, Georgia markets.

•
With the closing of the acquisitions referenced above, we own 17 multifamily communities comprising an aggregate of 5,416 units and 12 grocery-anchored shopping centers comprising an aggregate of 953,732 square feet of gross leasable area. Upon completion of all the projects partially financed by our real estate loan portfolio and if we were to acquire all the underlying properties, we would own 18 additional multifamily communities, including six student housing communities, comprising an aggregate of 4,408 additional units.

•	On July 17, 2015, we transferred the listing of our Common Stock from the NYSE MKT to the New York Stock Exchange, or NYSE, under the same ticker symbol, "APTS".

•	As of September 8, 2015, the investment committee of our Manager authorized us to market for sale our Trail Creek multifamily community located in Hampton, Virginia.

•
On October 9, 2015, our Encore bridge loan was recapitalized into an amount up to approximately $20.7 million to partially finance a planned multifamily community project in Atlanta, Georgia. We anticipate that a third party investor will participate in a portion of this financing.

•
On October 30, 2015, we acquired a grocery-anchored shopping center comprised of approximately 112,000 square feet of gross leasable area in the Atlanta, Georgia market. The anchor tenant is a Publix grocery store.

(1) “Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 16.

(2) We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP Measures on page 16.

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Preferred Apartment Communities, Inc.                                  Page 5
Supplemental Financial Data

Third Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended September 30,
	2015	2014
Revenues:
Rental revenues (See note 1)	$19,442,628	$6,546,945
Other property revenues	2,558,185	799,716
Interest income on loans and notes receivable	5,909,907	4,871,387
Interest income from related party	2,044,973	964,612
Total revenues	29,955,693	13,182,660

Operating expenses:
Property operating and maintenance	3,097,080	1,067,849
Property salary and benefits reimbursement to related party	1,688,347	632,051
Property management fees	857,294	283,805
Real estate taxes	2,506,885	712,752
General and administrative	632,164	177,291
Equity compensation to directors and executives	593,417	456,961
Depreciation and amortization	10,536,486	3,185,739
Acquisition and pursuit costs	1,783,708	3,056,997
Acquisition fees to related parties	1,541,250	3,443,059
Asset management fees to related party	1,908,742	787,115
Insurance, professional fees, and other expenses	1,062,687	458,367

Total operating expenses	26,208,060	14,261,986
Asset and property management fees deferred	(373,360)	—

Net operating expenses	25,834,700	14,261,986
Operating income (loss)	4,120,993	(1,079,326)
Interest expense	5,818,760	2,150,047

Net loss	(1,697,767)	(3,229,373)
Consolidated net loss attributable
to non-controlling interests (See note 2)	15,289	26,481

Net loss attributable to the Company	(1,682,478)	(3,202,892)

Dividends declared to Series A preferred stockholders	(5,114,126)	(1,903,517)
Earnings attributable to unvested restricted stock	(4,068)	(6,275)

Net loss attributable to common stockholders	$(6,800,672)	$(5,112,684)

Net loss per share of Common Stock available to Common Stockholders,
basic and diluted	$(0.31)	$(0.29)

Dividends per share declared on Common Stock	$0.18	$0.16
Weighted average number of shares of Common Stock outstanding,
basic and diluted	22,292,217	17,564,091

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Preferred Apartment Communities, Inc.                                  Page 6
Supplemental Financial Data

Third Quarter 2015

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		9/30/2015	9/30/2014

Net loss attributable to common stockholders		$(6,800,672)	$(5,112,684)

Add:	Loss attributable to non-controlling interests (See note 2)	(15,289)	(26,481)
	Depreciation of real estate assets	7,510,851	2,707,738
	Amortization of acquired real estate intangible assets and deferred leasing costs	2,982,982	467,383

Funds from operations attributable to common stockholders and Unitholders		3,677,872	(1,964,044)

Add:	Acquisition and pursuit costs	3,324,958	6,500,056
	Costs incurred from extension of management agreement with advisor (See Note 3)	129,279	—

Normalized funds from operations attributable to common stockholders and Unitholders		7,132,109	4,536,012

	Non-cash equity compensation to directors and executives	593,417	456,961
	Amortization of loan closing costs (See note 4)	369,128	290,548
	Depreciation/amortization of non-real estate assets	42,653	10,618
	Net loan fees received (See note 5)	494,100	54,601
	Deferred interest income received (See note 6)	282,620	470,839
Less:	Non-cash loan interest income (See note 5)	(2,640,396)	(1,591,839)
	Abandoned pursuit costs	(39,657)	(3,611)
	Cash paid for loan closing costs	(433,195)	(67,257)
	Amortization of acquired real estate intangible liabilities (See note 7)	(304,608)	(63,833)
	Normally recurring capital expenditures and leasing costs (See note 8)	(462,638)	(206,257)

Adjusted funds from operations attributable to common stockholders and Unitholders		$5,033,533	$3,886,782

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,018,249	$2,937,911
	Distributions to Unitholders (See note 2)	49,781	23,202
	Total	$4,068,030	$2,961,113

Common Stock dividends and Unitholder distributions per share		$0.18	$0.16

FFO per weighted average basic share of Common Stock and Unit		$0.16	$(0.11)
NFFO per weighted average basic share of Common Stock and Unit		$0.32	$0.26
AFFO per weighted average basic share of Common Stock and Unit		$0.22	$0.22
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	22,292,217	17,564,091
	Class A Units	278,006	145,011
	Common Stock and Class A Units	22,570,223	17,709,102

	Diluted Common Stock and Class A Units (B)	22,953,854	17,899,473

Actual shares of Common Stock outstanding, including 22,602 and 39,216 unvested shares
of restricted Common Stock at September 30, 2015 and 2014, respectively		22,323,804	19,902,179
Actual Class A Units outstanding		276,560	145,011
	Total	22,600,364	20,047,190

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 1.23% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2015.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders on page 8.

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Preferred Apartment Communities, Inc.                                  Page 7
Supplemental Financial Data

Third Quarter 2015

Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended September 30, 2015 include a full period of activity for the ten grocery-anchored shopping centers and the four multifamily communities acquired during 2014. Rental and other property revenues and expenses for the three-month period ended September 30, 2015 also include a full period of activity for the CityPark View, Aster at Lely and Lakewood multifamily communities, as well as partial periods of results for the Creekside and Citi Lakes multifamily communities and the Independence Square and Royal Lakes Marketplace grocery-anchored shopping centers from their respective dates of acquisition during 2015. Rental and other property revenues and expenses for the three-month period ended September 30, 2014 do not include results for these properties as they were acquired subsequent to September 30, 2014.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 276,560 Class A Units as of September 30, 2015, which were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.23% and 0.82% for the three-month periods ended September 30, 2015 and 2014, respectively.

3)	We incurred legal costs pertaining to the current negotiation of an extension of our management agreement with our Manager. Such costs are an additive adjustment to FFO in our calculation of NFFO.

4)
We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $70 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are being amortized over the lives of the respective mortgage loans and the Revolving Line of Credit, and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At September 30, 2015, aggregate unamortized loan costs were approximately $7.7 million, which will be amortized over a weighted average remaining loan life of approximately 5.4 years.

5)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO.

6)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt in the three month periods ended September 30, 2015 and 2014 of interest income earned and accrued prior to the periods presented on various real estate loans.

7)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. The adjustment for the three-month period ended September 30, 2015 pertains to the acquisition of our twelve grocery-anchored shopping centers. The adjustment for the three-month period ended September 30, 2014 pertains to the acquisition of the Woodstock Crossing, Nashville Portfolio, and Sunbelt Portfolio retail assets. At September 30, 2015, the balance of unamortized below-market lease intangibles was approximately $7.3 million, which will be recognized over a weighted average remaining lease period of approximately 8.6 years.

8)
We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,480,968 and $435,880 for the three-month periods ended September 30, 2015 and 2014, respectively. This adjustment also deducts from NFFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page 15.

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Preferred Apartment Communities, Inc.                                  Page 8
Supplemental Financial Data

Third Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2015	December 31, 2014

Assets
Real estate
Land	$121,990,344	$79,272,457
Building and improvements	646,526,008	377,030,987
Tenant improvements	4,312,964	3,240,784
Furniture, fixtures, and equipment	81,754,519	36,864,668
Construction in progress	679,216	66,647
Gross real estate	855,263,051	496,475,543
Less: accumulated depreciation	(45,416,437)	(26,388,066)
Net real estate	809,846,614	470,087,477
Real estate loans, net	154,187,851	128,306,697
Real estate loans to related party, net	53,609,059	24,924,976
Total real estate and real estate loans, net	1,017,643,524	623,319,150

Cash and cash equivalents	8,046,824	3,113,270
Restricted cash	12,020,327	4,707,865
Notes receivable	10,449,914	14,543,638
Note receivable and revolving line of credit due from related party	17,845,319	14,153,922
Accrued interest receivable on real estate loans	11,227,275	8,038,447
Acquired intangible assets, net of amortization	14,948,140	12,702,980
Deferred loan costs	487,079	79,563
Deferred offering costs	6,413,474	6,333,763
Tenant receivables and other assets	5,758,320	4,390,309

Total assets	$1,104,840,196	$691,382,907

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$598,045,978	$354,418,668
Less: deferred loan costs, net of amortization	(7,241,722)	(5,027,505)
Mortgage notes payable, net of deferred loan costs	590,804,256	349,391,163
Revolving line of credit	28,700,000	24,500,000
Real estate loan participation obligation	12,525,823	7,990,798
Accounts payable and accrued expenses	12,144,470	4,941,703
Accrued interest payable	1,544,500	1,116,750
Dividends and partnership distributions payable	5,892,424	4,623,246
Acquired below market lease intangibles, net of amortization	7,332,327	5,935,931
Security deposits and other liabilities	2,349,802	1,301,442
Total liabilities	661,293,602	399,801,033

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 386,912 and 193,334 shares issued; 384,112 and 192,846
shares outstanding at September 30, 2015 and December 31, 2014, respectively	3,841	1,928
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
22,301,202 and 21,403,987 shares issued and outstanding at September 30, 2015
and December 31, 2014, respectively	223,012	214,039
Additional paid-in capital	454,470,254	300,576,349
Accumulated deficit	(13,319,000)	(11,297,852)
Total stockholders' equity	441,378,107	289,494,464
Non-controlling interest	2,168,487	2,087,410
Total equity	443,546,594	291,581,874

Total liabilities and equity	$1,104,840,196	$691,382,907

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Preferred Apartment Communities, Inc.                                  Page 9
Supplemental Financial Data

Third Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2015	2014
Operating activities:
Net (loss) income	$(2,041,860)	$1,990,940
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation expense	19,052,639	7,348,550
Amortization expense	7,357,124	1,442,495
Amortization of above and below market leases	(566,260)	(96,056)
Deferred fee income amortization	(580,996)	(805,360)
Deferred loan cost amortization	1,069,961	433,609
(Increase) in accrued interest income on real estate loans	(3,188,828)	(3,219,158)
Equity compensation to executives and directors	1,761,268	1,347,107
Deferred cable income amortization	(14,807)	(14,073)
Loss on asset disposal	—	2,804
Changes in operating assets and liabilities:
(Increase) decrease in tenant receivables and other assets	(539,565)	279,345
Increase in accounts payable and accrued expenses	5,069,158	1,146,507
Increase in accrued interest payable	427,750	89,745
Increase in prepaid rents	237,613	19,033
Increase in security deposits and other liabilities	144,931	32,096
Net cash provided by operating activities	28,188,128	9,997,584

Investing activities:
Investment in real estate loans	(83,800,145)	(39,513,149)
Repayments of real estate loans	18,772,024	3,125,202
Notes receivable issued	(5,805,972)	(9,111,133)
Notes receivable repaid	9,897,319	3,810,504
Note receivable issued to and draws on line of credit by related party	(12,869,093)	(9,312,953)
Repayments of line of credit by related party	8,514,582	5,359,560
Acquisition fees received on real estate loans	2,126,913	836,755
Acquisition fees paid on real estate loans	(1,063,456)	(438,465)
Acquisition fees paid to real estate loan participants	(24,665)	—
Acquisition of properties	(311,936,810)	(285,302,277)
Additions to real estate assets - improvements	(3,007,537)	(1,661,807)
Increase in deposits on acquisitions	(1,519,269)	4,773
Decrease in restricted cash	(4,998,076)	(648,950)
Net cash used in investing activities	(385,714,185)	(332,851,940)

Financing activities:
Proceeds from mortgage notes payable	204,555,500	217,956,000
Payment for mortgage extinguishment	(2,553,190)	(13,098,170)
Payments for deposits and other mortgage loan costs	(3,240,080)	(4,903,701)
Proceeds from real estate loan participants	4,134,882	3,338,204
Proceeds from lines of credit	165,900,000	73,683,305
Payments on lines of credit	(161,700,000)	(67,073,306)
Proceeds from term loan	32,000,000	44,250,000
Repayment of the term loan	(32,000,000)	—
Proceeds from sales of units, net of offering costs and redemptions	174,702,572	51,479,498
Proceeds from sales of common stock	5,381,848	36,058,950
Common stock dividends paid	(11,560,512)	(7,563,679)
Preferred stock dividends paid	(11,453,618)	(4,663,139)
Distributions to non-controlling interests	(124,905)	(75,179)
Payments for deferred offering costs	(1,582,886)	(2,127,153)
Net cash provided by financing activities	362,459,611	327,261,630

Net increase in cash and cash equivalents	4,933,554	4,407,274
Cash and cash equivalents, beginning of period	3,113,270	9,180,431
Cash and cash equivalents, end of period	$8,046,824	$13,587,705

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Preferred Apartment Communities, Inc.                                  Page 10
Supplemental Financial Data

Third Quarter 2015

Real Estate Loans

			Total units upon	Loan balance at September 30,	Total loan	Purchase option window		Purchase option price
Project/Property	(1)	Location	completion	2015 (2)	commitments	Begin	End

Crosstown Walk		Tampa, FL	342	$10,946,120	$10,962,000	7/1/2016	12/31/2016	$39,654,273
City Vista		Pittsburgh, PA	272	15,973,290	16,107,735	2/1/2016	5/31/2016	43,560,271
Overton Rise		Atlanta, GA	294	16,562,802	16,600,000	7/8/2016	12/8/2016	51,500,000
Haven West	(3)	Atlanta, GA	160	6,770,607	6,940,795	8/1/2016	1/31/2017	26,138,466
Haven 12	(4)	Starkville, MS	152	5,811,446	6,116,384	9/1/2016	11/30/2016	(5)
Founders' Village	(6)	Williamsburg, VA	247	9,839,011	10,346,000	2/1/2016	9/15/2016	44,266,000
Encore	(7)	Atlanta, GA	340	20,026,525	20,026,525	N/A	N/A	N/A
Palisades	(6)	Northern VA	304	16,062,965	17,270,000	3/1/2017	7/31/2017	(5)
Fusion		Irvine, CA	280	28,325,212	59,052,583	1/1/2018	4/1/2018	(5)
Green Park	(6)	Atlanta, GA	310	8,879,226	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(6,8)	Atlanta, GA	198	13,319,670	13,424,995	9/1/2016	11/30/2016	(5)
Summit Crossing III		Atlanta, GA	172	6,388,358	7,246,400	8/1/2017	11/30/2017	(5)
Overture		Tampa, FL	180	2,363,278	6,920,000	1/1/2018	5/1/2018	(5)
Aldridge at Town Village		Atlanta, GA	300	9,485,391	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(9)	Lubbock, TX	217	14,075,483	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(10)	Waco, TX	250	10,747,764	15,445,668	10/1/2017	12/31/2017	(5)
Haven Tampa	(11)	Tampa, FL	158	2,884,089	2,900,000	N/A	N/A	N/A
Bishop Street	(12)	Atlanta, GA	232	3,078,711	3,107,012	N/A	N/A	N/A
Dawsonville	(13)	Atlanta, GA	—	6,256,962	6,553,500	N/A	N/A	N/A

			4,408	$207,796,910	$259,057,321

	(1)	All loans pertain to developments of multifamily communities, except as otherwise indicated.
	(2)	Loan balances are presented net of any associated deferred revenue related to loan fees.
	(3)	Real estate loan in support of a completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia.
	(4)	Real estate loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
	(5)	The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan.
	(6)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders.
	(7)
Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia. On October 9, 2015, our Encore bridge loan was recapitalized into an amount up to approximately $20.7 million to partially finance a planned multifamily community project in Atlanta, Georgia.

	(8)	Real estate loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
	(9)	Real estate loan of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University.
	(10)	Real estate loan in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University in Waco, Texas.
	(11)	Bridge loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida in Tampa, Florida.
	(12)	Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia.
	(13)	Bridge loan in support of a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market. On October 7, 2015, the commitment amount was increased to $11,571,307.

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Preferred Apartment Communities, Inc.                                  Page 11
Supplemental Financial Data

Third Quarter 2015

Multifamily Communities

				Three months ended September 30, 2015
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy	Average rent per unit

Ashford Park	Atlanta, GA	408	1,008	95.1%	$1,131
Lake Cameron	Raleigh, NC	328	940	96.9%	$900
McNeil Ranch	Austin, TX	192	1,071	94.6%	$1,200
Stone Rise	Philadelphia, PA	216	1,079	95.7%	$1,426
Same-store properties		1,144		95.6%

Trail Creek	Hampton, VA	300	1,138	91.8%	$1,140
Summit Crossing	Atlanta, GA	485	1,050	97.1%	$1,051
Enclave at Vista Ridge	Dallas, TX	300	1,079	95.7%	$1,097
Sandstone Creek	Kansas City, KS	364	1,135	95.1%	$1,043
Stoneridge Farms	Nashville, TN	364	1,153	95.7%	$1,000
Vineyards	Houston, TX	369	1,122	96.3%	$1,178
Aster at Lely Resort	Naples, FL	308	979	96.9%	$1,256
CityPark View	Charlotte, NC	284	948	95.4%	$1,041
Avenues at Cypress	Houston, TX	240	1,166	95.7%	$1,362
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	—%	$1,480
Avenues at Creekside	San Antonio, TX	395	974	—%	$1,255
Citi Lakes	Orlando, FL	346	984	—%	$1,298
Avenues at Northpointe	Houston, TX	280	1,154	96.9%	$1,367
Non same-store properties		4,272

Total		5,416		96.0%

For the three-month period ended September 30, 2015, our average occupancy was 96.0%. We define average occupancy as market rent reduced by vacancy losses. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy (Venue at Lakewood Ranch was not yet stabilized at the beginning of the third quarter), properties which are owned for less than the entire reporting period (Avenues at Creekside and Citi Lakes), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing).

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Preferred Apartment Communities, Inc.                                  Page 12
Supplemental Financial Data

Third Quarter 2015

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended September 30, 2015, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$30,898	$30,898	$27,792	$58,690
Trail Creek	—	8,402	8,402	34,645	43,047
Stone Rise	—	14,198	14,198	49,079	63,277
Ashford Park	—	176,470	176,470	51,976	228,446
McNeil Ranch	—	—	—	18,387	18,387
Lake Cameron	—	34,137	34,137	41,925	76,062
Stoneridge	—	10,916	10,916	57,232	68,148
Vineyards	28,264	8,230	36,494	24,652	61,146
Enclave	—	6,561	6,561	49,078	55,639
Sandstone	113,590	4,323	117,913	37,433	155,346
Cypress	—	2,920	2,920	6,381	9,301
Northpointe	—	—	—	6,515	6,515
Lakewood Ranch	118,916	—	118,916	—	118,916
Aster at Lely	—	—	—	12,229	12,229
CityPark View	—	—	—	2,794	2,794
Avenues at Creekside	19,576	—	19,576	21,109	40,685
Citi Lakes	19,197	—	19,197	—	19,197

	299,543	297,055	596,598	441,227	1,037,825

Retail:
Woodstock Crossing	264,930	452	265,382	735	266,117
Parkway Town Centre	292,031	—	292,031	4,704	296,735
Spring Hill Plaza	750	—	750	—	750
Deltona Landings	—	—	—	1,409	1,409
Salem Cove	—	—	—	—	—
Kingwood Glen	326,207	—	326,207	9,079	335,286
Powder Springs	—	—	—	371	371
Sweetgrass Corner	—	—	—	98	98
Independence Square	—	—	—	5,015	5,015

	883,918	452	884,370	21,411	905,781

Total	$1,183,461	$297,507	$1,480,968	$462,638	$1,943,606

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Preferred Apartment Communities, Inc.                                  Page 13
Supplemental Financial Data

Third Quarter 2015

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Parkway Town Centre	Nashville, TN	2005	65,587	89.7%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	98.0%	Kroger
Parkway Centre	Columbus, GA	1999	53,088	86.8%	Publix
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
Independence Square	Dallas, TX	1977	140,218	94.6%	Tom Thumb
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger

			953,732
(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of September 30, 2015, our retail portfolio was 94.1% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of September 30, 2015 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	3	5,514	0.6%
2015	7	11,647	1.3%
2016	29	51,611	5.8%
2017	39	77,539	8.6%
2018	27	49,800	5.6%
2019	13	142,744	15.9%
2020	22	107,149	11.9%
2021	7	15,480	1.7%
2022	1	1,082	0.1%
2023	1	1,300	0.1%
2024+	16	433,303	48.4%

	165	897,169

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. Multifamily communities approved for disposition by the investment committee of our Manager (both phases of Trail Creek) are excluded from these results. Additionally, the Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds a real estate loan partially supporting a third phase of the Summit Crossing multifamily community, which is excluded as well). For the periods presented, same store operating results

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Preferred Apartment Communities, Inc.                                  Page 14
Supplemental Financial Data

Third Quarter 2015

consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, and McNeil Ranch communities. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

Same Store Net Operating Income
Stone Rise, Ashford Park, McNeil Ranch, Lake Cameron Multifamily Communities

	Three months ended:		$ inc	% inc
	9/30/2015	9/30/14	(dec)	(dec)
Revenues:
Rental revenues	$3,701,998	$3,553,656	$148,342	4.2%
Other property revenues	508,285	489,358	$18,927	3.9%
Total revenues	4,210,283	4,043,014	$167,269	4.1%

Operating expenses:
Property operating and maintenance	727,716	723,611	$4,105	0.6%
Payroll	415,265	408,959	$6,306	1.5%
Property management fees	166,224	164,276	$1,948	1.2%
Real estate taxes	461,932	447,633	$14,299	3.2%
Other	154,036	149,390	$4,646	3.1%
Total operating expenses	1,925,173	1,893,869	$31,304	1.7%

Same store net operating income	$2,285,110	$2,149,145	$135,965	6.3%

Reconciliation of Same Store Net Operating Income (NOI) to Net (Loss) Income

	Three months ended:
	9/30/2015	9/30/14

Same store net operating income	$2,285,110	$2,149,145

Add:
Non-same-store property revenues	17,790,530	3,303,647
Same-store below market lease amortization	—	—
Less:
Non-same-store property operating expenses	7,077,912	1,054,880
Non-same-store deferred management fees	8,042	—
Property net operating income	12,989,686	4,397,912

Add:
Interest revenues on notes receivable	5,909,907	4,871,387
Interest revenues on related party notes receivable	2,044,973	964,612
Less:
Equity stock compensation	593,417	456,961
Depreciation and amortization	10,536,486	3,185,739
Interest expense	5,818,760	2,150,047
Acquisition costs	1,783,708	3,056,997
Acquisition costs to related party	1,541,250	3,443,059
Management fees	1,908,742	787,115
Other corporate expenses	833,330	383,366

Asset and property management fees deferred	(373,360)	—

Net income	$(1,697,767)	$(3,229,373)

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Preferred Apartment Communities, Inc.                                  Page 15
Supplemental Financial Data

Third Quarter 2015

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;
• plus depreciation and amortization of real estate assets and deferred leasing costs; and
• after adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (NFFO)

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions, and costs incurred related to the negotiations of extensions of our management agreement with our Manager. to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:

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Preferred Apartment Communities, Inc.                                  Page 16
Supplemental Financial Data

Third Quarter 2015

• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

Less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

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Preferred Apartment Communities, Inc.                                  Page 17
Supplemental Financial Data

Third Quarter 2015

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

For further information:
Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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Preferred Apartment Communities, Inc.                                  Page 18
Supplemental Financial Data